UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2026

INNOVEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19120 Kenswick Drive, Humble, Texas	77338
(Address of principal executive offices)	(Zip Code)

(346) 398-0000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	INVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

This Amendment No.1 to the Current Report on Form 8-K (this "Amendment") is being filed by Innovex International, Inc., a Delaware corporation (the "Company") for the purpose of amending and supplementing Item 3.02 of that certain Current Report on Form 8-K originally filed by the Company with the U.S. Securities and Exchange Commission on June 15, 2026 (the "Original Form 8-K"). This Amendment is being filed to update the number of shares of the Company's common stock, par value $0.01 per share (the "Common Stock") that were issued as merger consideration in connection with the Company's acquisition (the "Transaction") of TCO Group AS, a Norwegian private limited liability company (“TCO Group”). No other changes have been made to the Original Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 3.02 of the Original Form 8-K is hereby supplemented as follows:

On July 1, 2026, the Company closed the Transaction and issued 1,060,713 shares of Common Stock to the seller as merger consideration. The number of shares issued was determined based on the average of the volume weighted average trading prices of the Common Stock on the New York Stock Exchange over the fifteen trading days immediately preceding June 15, 2026. The issuance of shares of Common Stock is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovex International, Inc.

Date: July 1, 2026	By:	/s/ Adam Anderson
Adam Anderson
Chief Executive Officer